                                                                     Exhibit 4.2

================================================================================

                          TRANCHE C TERM LOAN AGREEMENT

                                   dated as of

                                February 6, 2004

                                 --------------

                                LAMAR MEDIA CORP.

                                 --------------

                            JPMORGAN SECURITIES INC.
                         as Lead Arranger and Bookrunner

                                 --------------

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                 --------------

================================================================================

                          TRANCHE C TERM LOAN AGREEMENT

            TRANCHE C TERM LOAN AGREEMENT dated as of February 6, 2004 between LAMAR MEDIA CORP. (the "Borrower"), the SUBSIDIARY GUARANTORS party hereto (the "Subsidiary Guarantors"), the TRANCHE C TERM LOAN LENDERS party hereto (including each Tranche C Lender as defined below that becomes a party hereto pursuant to a Lender Addendum as defined below and JPMORGAN CHASE BANK, as Administrative Agent for the lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            The Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as the Administrative Agent, are parties to a Credit Agreement dated as of March 7, 2003 (as amended pursuant to Amendment No. 1 thereto being executed concurrently with this Agreement, the "Credit Agreement").

            Section 2.01(d) of the Credit Agreement (as amended by Amendment No. 1 thereto) contemplates that at any time and from time to time, the Borrower may request that one or more persons (which may include the Lenders under and as defined in the Credit Agreement) offer to enter into commitments to make (or, as provided herein, to convert Tranche B Term Loans into) Incremental Loans under and as defined in said Section 2.01(d), subject to the conditions specified in said Section 2.01(d). The Borrower has now requested that $550,000,000 in aggregate principal amount of Incremental Loans under said Section 2.01(d) be made available to it in a single series of term loans. The Tranche C Lenders (as defined below) are willing to make (or to convert Tranche B Term Loans into) such loans on the terms and conditions set forth below and in accordance with the applicable provisions of the Credit Agreement, and accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

            Terms defined in the Credit Agreement are used herein as defined therein. In addition, the following terms have the meanings specified below:

            "Lender Addendum" means, with respect to any Tranche C Lender, a Lender Addendum substantially in form of Annex 1 hereto, dated as of the date hereof and executed and delivered by such Tranche C Lender as provided in Section 2.05.

            "Tranche C Term Loan" means a Loan made (or, as provided herein, converted from Tranche B Term Loans) pursuant to this Agreement which shall constitute a single Series of Incremental Loans under Section 2.01(d) of the Credit Agreement.

                          Tranche C Term Loan Agreement

            "Tranche C Commitment" means, with respect to each Tranche C Lender, the commitment of such Lender to make Tranche C Term Loans hereunder (or, as provided herein, to convert Tranche B Term Loans into Tranche C Terms Loans hereunder). The amount of each Tranche C Lender's Tranche C Commitment is set forth in the Lender Addendum executed and delivered by such Tranche C Lender. The aggregate original amount of the Tranche C Commitments is $550,000,000.

            "Tranche C Term Loan Effective Date" means the date on which the conditions specified in Article IV are satisfied (or waived by the Required Tranche C Lenders).

            "Tranche C Lender" means (a) on the date hereof, a Lender that has executed and delivered a Lender Addendum and (b) thereafter, the Lenders from time to time holding Tranche C Commitments or Tranche C Term Loans after giving effect to any assignments thereof pursuant to Section 10.04 of the Credit Agreement.

                                   ARTICLE II

                              TRANCHE C TERM LOANS

            Section 2.01. Commitments. Subject to the terms and conditions set forth herein and in the Credit Agreement, each Tranche C Lender agrees to make Tranche C Term Loans to the Borrower (or, as provided below, to convert Tranche B Term Loans), in an aggregate principal amount equal to such Tranche C Lender's Tranche C Commitment. Proceeds of Tranche C Term Loans shall be available solely for application to the prepayment of the outstanding principal of and accrued and unpaid interest on the Tranche B Term Loans.

            Notwithstanding the foregoing, it is understood and agreed that any Tranche C Lender that also holds any Tranche B Term Loans may elect, by notice to the Administrative Agent, that the Tranche C Term Loans required to be made by such Lender on the Amendment No. 1 Effective Date shall, to the extent of the portion of such Tranche C Term Loans not exceeding the aggregate principal amount of the Tranche B Term Loans of such Lender (net of any Tranche B Term Loans being concurrently prepaid or concurrently converted into Additional Tranche A Term Loans of such Lender), be made through such Tranche B Term Loans being converted into Tranche C Term Loans (and each reference in this Agreement or the Credit Agreement to the "making" of any Tranche C Term Loan, or words of similar import, shall in the case of such Lender be deemed to include such conversion). Without limiting the generality of the foregoing, it is understood that the Tranche C Term Loans into which the Tranche B Term Loans are so converted shall be treated identically to the Tranche C Terms Loans being funded (and not being converted from Tranche B Term Loans) on the Tranche C Term Loan Effective Date and shall have identical Interest Periods in identical proportions and durations as all other Tranche C Loans (and, for these purposes, any Interest Periods for Tranche B Term Loans that are Eurodollar Loans in effect on the Tranche C Term Loan Effective Date shall be terminated on the Tranche C Term Loan Effective Date, and any such converting Lender shall be paid

                          Tranche C Term Loan Agreement
accrued interest on its Tranche B Term Loans being so converted, together with any amounts payable under Section 2.14 of the Credit Agreement, as if the Tranche B Term Loans were being prepaid in full on the Tranche C Term Loan Effective Date).

            Section 2.02. Termination of Commitments. Unless previously terminated, the Tranche C Commitments shall terminate after the Borrowing of the Tranche C Term Loans on the Tranche C Term Loan Effective Date.

            Section 2.03. Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche C Lenders the principal of the Tranche C Term Loans in twenty-two installments payable on the Principal Payment Dates as follows:

Principal Payment Date:                Amount of Installment:
-----------------------                ----------------------
March 31, 2005                             $  1,375,000
June 30, 2005                              $  1,375,000
September 30, 2005                         $  1,375,000
December 31, 2005                          $  1,375,000

March 31, 2006                             $  1,375,000
June 30, 2006                              $  1,375,000
September 30, 2006                         $  1,375,000
December 31, 2006                          $  1,375,000

March 31, 2007                             $  1,375,000
June 30, 2007                              $  1,375,000
September 30, 2007                         $  1,375,000
December 31, 2007                          $  1,375,000

March 31, 2008                             $  1,375,000
June 30, 2008                              $  1,375,000
September 30, 2008                         $  1,375,000
December 31, 2008                          $  1,375,000

March 31, 2009                             $  1,375,000
June 30, 2009                              $  1,375,000
September 30, 2009                         $  1,375,000
December 31, 2009                          $  1,375,000

March 31, 2010                             $261,250,000
June 30, 2010                              $261,250,000

                          Tranche C Term Loan Agreement

            Notwithstanding the foregoing, if on any date (the "Test Date"), the maturity date for any then-outstanding Senior Subordinated Notes, New Senior Subordinated Notes or New Senior Notes, or of any other convertible notes or notes offered and sold publicly or under Rule 144A (other than the Senior Secured Notes) shall fall within six months of the Test Date then the Tranche C Term Loans shall be paid in full on the date that is three months after the Test Date, provided that the foregoing shall not apply if the Required Tranche C Lenders shall elect otherwise at any time prior to the Test Date.

            Section 2.04. Applicable Rate. The Applicable Rate means, in the case of Tranche C Term Loans, for any day, 1.00% with respect to any Base Rate Loan and 2.00% with respect to any Eurodollar Loan.

            Section 2.05. Delivery of Lender Addenda. Each Tranche C Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Tranche C Lender, the Borrower and the Administrative Agent.

            Section 2.06. Status of Agreement. Tranche C Commitments of each Tranche C Lender constitute Incremental Loan Commitments and each Tranche C Lender constitutes an Incremental Loan Lender, in each case under and for all purposes of the Credit Agreement. The Tranche C Term Loans constitute a single "Series" of Incremental Loans under Section 2.01(d) of the Credit Agreement.

                                   ARTICLE III

                   REPRESENTATION AND WARRANTIES; NO DEFAULTS

            The Borrower and each Subsidiary Guarantor represents and warrants to the Lenders and the Administrative Agent as to itself and each of its subsidiaries that, after giving effect to the provisions hereof, (i) each of the representations and warranties set forth in Article IV of the Credit Agreement is true and correct on and as of the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty is true and correct as of such specific date) and as if each reference therein to the Credit Agreement or Loan Documents included reference to this Agreement and (ii) no Default or Event of Default has occurred and is continuing.

                          Tranche C Term Loan Agreement

                                   ARTICLE IV

                                   CONDITIONS

            The obligations of the Tranche C Lenders to make (or, as provided herein, to convert Tranche B Term Loans into) the Tranche C Term Loans is subject to the conditions precedent that each of the following conditions shall have been satisfied (or waived by the Required Tranche C Lenders):

            (a) Counterparts of Agreement. The Administrative Agent (or Special Counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) Opinion of Counsel to Credit Parties. The Administrative Agent (or Special Counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Tranche C Lenders and dated the Tranche C Term Loan Effective Date) of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., counsel to the Credit Parties, substantially in the form of Annex 2 (and each Credit Party hereby requests such counsel to deliver such opinion).

            (c) Opinion of Special Counsel. The Administrative Agent shall have received a favorable written legal opinion (addressed to the Administrative Agent and the Tranche C Lenders and dated the Tranche C Term Loan Effective Date) of Special Counsel, substantially in the form of Annex 3 (and the Administrative Agent hereby requests Special Counsel to deliver such opinion).

            (d) Corporate Matters. The Administrative Agent (or Special Counsel) shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Borrowings hereunder and any other legal matters relating to the Credit Parties, the Credit Agreement or this Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

            (e) Notes. The Administrative Agent (or Special Counsel) shall have received for each Tranche C Lender that shall have requested a promissory note at least one Business Day prior to the Tranche C Term Loan Effective Date, a duly completed and executed promissory note for such Lender.

            (f) Fees and Expenses. JPMorgan Securities Inc. shall have received all fees and other amounts due and payable on or prior to the Tranche C Term Loan Effective Date,

                          Tranche C Term Loan Agreement
      including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

            (g) Prepayment of Tranche B Term Loans. The principal of and interest on and all other amounts (including any amounts payable under Section 2.14 of the Credit Agreement) owing in respect of the Tranche B Term Loans shall have been (or shall be concurrently) prepaid in full from funds available to the Borrower and the proceeds of the Tranche C Term Loans and Additional Tranche A Term Loans.

            (h) Additional Conditions. Each of the conditions precedent set forth in Sections 5.02 and 5.03 of the Credit Agreement to the making of (or, as provided herein, to converting Tranche B Term Loans into) Tranche C Term Loans on the Tranche C Term Loan Effective Date shall have been satisfied, and the Administrative Agent (or Special Counsel) shall have received a certificate to such effect, dated the Tranche C Term Loan Effective Date and signed by the President, Vice President or a Financial Officer of the Borrower.

                                    ARTICLE V

                                  MISCELLANEOUS

            SECTION 5.01. Expenses. The Credit Parties jointly and severally agree to pay, or reimburse JPMorgan Securities Inc. for paying, all reasonable out-of-pocket expenses incurred by JPMorgan Securities Inc. and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the syndication of the Incremental Loans provided for herein and the preparation of this Agreement.

            SECTION 5.02. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when this Agreement shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 5.03. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                          Tranche C Term Loan Agreement

            SECTION 5.04. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                          Tranche C Term Loan Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     LAMAR MEDIA CORP.

                                     By:  /s/ Keith A. Istre
                                        ----------------------------------------
                                          Title: Chief Financial Officer

                                SUBSIDIARY GUARANTORS

                                     LAMAR ADVERTISING OF COLORADO SPRINGS, INC.
                                     LAMAR TEXAS GENERAL PARTNER, INC.
                                     TLC PROPERTIES, INC.
                                     TLC PROPERTIES II, INC.
                                     LAMAR PENSACOLA TRANSIT, INC.
                                     LAMAR ADVERTISING OF YOUNGSTOWN, INC.
                                     NEBRASKA LOGOS, INC.
                                     OHIO LOGOS, INC.
                                     UTAH LOGOS, INC.
                                     SOUTH CAROLINA LOGOS, INC.
                                     MINNESOTA LOGOS, INC.
                                     MICHIGAN LOGOS, INC.
                                     FLORIDA LOGOS, INC.
                                     NEVADA LOGOS, INC.
                                     TENNESSEE LOGOS, INC.
                                     KANSAS LOGOS, INC.
                                     COLORADO LOGOS, INC.
                                     NEW MEXICO LOGOS, INC.
                                     CANADIAN TODS LIMITED
                                     LAMAR ADVERTISING OF MICHIGAN, INC.
                                     LAMAR ELECTRICAL, INC.
                                     AMERICAN SIGNS, INC.
                                     LAMAR OCI NORTH CORPORATION
                                     LAMAR OCI SOUTH CORPORATION
                                     LAMAR ADVERTISING OF KENTUCKY, INC.
                                     LAMAR FLORIDA, INC.
                                     LAMAR ADVAN, INC.
                                     LAMAR ADVERTISING OF SOUTH DAKOTA, INC.
                                     LAMAR CENTRAL OUTDOOR, INC.
                                     LAMAR ADVANTAGE HOLDING COMPANY

                          Tranche C Term Loan Agreement

                                     LAMAR OHIO OUTDOOR HOLDING CORP.
                                     LAMAR BENCHES, INC.
                                     LAMAR I-40 WEST, INC.
                                     LAMAR ADVERTISING OF OKLAHOMA, INC.
                                     LAMAR OKLAHOMA HOLDING COMPANY, INC.
                                     HARDIN DEVELOPMENT CORPORATION
                                     PARSONS DEVELOPMENT COMPANY
                                     REVOLUTION OUTDOOR ADVERTISING, INC.
                                     OUTDOOR MARKETING SYSTEMS, INC.
                                     LAMAR ADVERTISING SOUTHWEST, INC.
                                     LAMAR DOA TENNESSEE HOLDINGS, INC.
                                     LAMAR DOA TENNESSEE, INC.
                                     TRANS WEST OUTDOOR ADVERTISING, INC.
                                     PREMERE OUTDOOR, INC.
                                     HAM DEVELOPMENT CORPORATION
                                     10 OUTDOOR ADVERTISING, INC.
                                     LAMAR CALIFORNIA ACQUISITION CORPORATION

                                     By:  /s/ Keith A. Istre
                                        ----------------------------------------
                                          Keith A. Istre
                                          Vice President -Finance and
                                          Chief Financial Officer

                          Tranche C Term Loan Agreement

                                     MISSOURI LOGOS, LLC
                                     KENTUCKY LOGOS, LLC
                                     OKLAHOMA LOGOS, L.L.C.
                                     MISSISSIPPI LOGOS, L.LC.
                                     DELAWARE LOGOS, L.L.C.
                                     NEW JERSEY LOGOS, L.L.C.
                                     GEORGIA LOGOS, L.L.C.
                                     VIRGINIA LOGOS, LLC
                                     MAINE LOGOS, L.L.C.
                                     WASHINGTON LOGOS, L.L.C.

                                     By: Interstate Logos, L.L.C.
                                     Its: Managing Member
                                     By: Lamar Media Corp., Its: Managing Member

                                     By: /s/ Keith A. Istre
                                        ----------------------------------------
                                          Keith A. Istre
                                          Vice President - Finance and
                                          Chief Financial Officer

                                     INTERSTATE LOGOS, L.L.C.

                                     By: Lamar Media Corp.,
                                     Its: Managing Member

                                     By:  /s/ Keith A. Istre
                                        ----------------------------------------
                                          Keith A. Istre
                                          Vice President - Finance and
                                          Chief Financial Officer

                          Tranche C Term Loan Agreement

                                     LAMAR ADVERTISING OF PENN, LLC
                                     LAMAR ADVERTISING OF LOUISIANA, L.L.C.
                                     LAMAR TENNESSEE, L.L.C.
                                     LAMAR AIR, L.L.C.
                                     LC BILLBOARD, L.L.C.
                                     ADVANTAGE ADVERTISING, LLC

                                     By: The Lamar Company, L.L.C.
                                     Its: Managing Member
                                     By: Lamar Media Corp.
                                     Its: Managing Member

                                     By:  /s/ Keith A. Istre
                                        ----------------------------------------
                                          Keith A. Istre
                                          Vice President - Finance and
                                          Chief Financial Officer

                                     THE LAMAR COMPANY, L.L.C.

                                     By: Lamar Media Corp.,
                                     Its: Managing Member

                                     By:  /s/ Keith A. Istre
                                        ----------------------------------------
                                          Keith A. Istre
                                          Vice President - Finance and
                                          Chief Financial Officer

                                     LAMAR TEXAS LIMITED PARTNERSHIP

                                     By: Lamar Texas General Partner, Inc.
                                     Its: General Partner

                                     By:  /s/ Keith A. Istre
                                        ----------------------------------------
                                          Keith A. Istre
                                          Vice President - Finance and
                                          Chief Financial Officer

                          Tranche C Term Loan Agreement

                                     TLC PROPERTIES, L.L.C.
                                     TLC FARMS, L.L.C.

                                     By: TLC Properties, Inc.
                                     Its: Managing Member

                                     By:  /s/ Keith A. Istre
                                        ----------------------------------------
                                          Keith A. Istre
                                          Vice President - Finance and
                                          Chief Financial Officer

                                     OUTDOOR PROMOTIONS WEST, LLC
                                     TRANSIT AMERICA LAS VEGAS, L.L.C.
                                     LAMAR TRANSIT ADVERTISING OF NEW
                                       ORLEANS, LLC
                                     TRIUMPH OUTDOOR RHODE ISLAND, LLC

                                     By: Triumph Outdoor Holdings, LLC
                                     Its: Managing Member
                                     By: Lamar Central Outdoor, Inc.
                                     Its: Managing Member

                                     By:  /s/ Keith A. Istre
                                        ----------------------------------------
                                          Keith A. Istre
                                          Vice President - Finance and
                                          Chief Financial Officer

                                     TRIUMPH OUTDOOR HOLDINGS, LLC
                                     LAMAR ADVANTAGE GP COMPANY, LLC
                                     LAMAR ADVANTAGE LP COMPANY, LLC

                                     By: Lamar Central Outdoor, Inc.
                                     Its: Managing Member

                                     By:  /s/ Keith A. Istre
                                        ----------------------------------------
                                       Keith A. Istre
                                       Vice President - Finance and
                                       Chief Financial Officer

                          Tranche C Term Loan Agreement

                                     LAMAR ADVANTAGE OUTDOOR
                                       COMPANY, L.P.

                                     By: Lamar Advantage GP Company, LLC
                                     Its: General Partner
                                     By: Lamar Central Outdoor, Inc.
                                     Its: Managing Member

                                     By:   /s/ Keith A. Istre
                                        ----------------------------------------
                                          Keith A. Istre
                                          Vice President-Finance and
                                          Chief Financial Officer

                                     LAMAR T.T.R., L.L.C.

                                     By: Lamar Advertising of Youngstown, Inc.
                                     Its: Managing Member

                                     By:   /s/ Keith A. Istre
                                        ----------------------------------------
                                           Keith A. Istre
                                           Vice President-Finance and
                                           Chief Financial Officer

                                     TEXAS LOGOS, L.P.

                                     By: Oklahoma Logos, L.L.C.
                                     Its: General Partner
                                     By: Interstate Logos, L.L.C.
                                     Its: Managing Member
                                     By: Lamar Media Corp.
                                     Its: Managing Member

                                     By:   /s/ Keith A. Istre
                                        ----------------------------------------
                                           Keith A. Istre
                                           Vice President-Finance and
                                           Chief Financial Officer

                          Tranche C Term Loan Agreement

                                     OUTDOOR MARKETING SYSTEMS, L.L.C.

                                     By: Outdoor Marketing Systems, Inc.
                                     Its: Managing Member

                                     By:   /s/ Keith A. Istre
                                        ----------------------------------------
                                           Keith A. Istre
                                           Vice President-Finance and
                                           Chief Financial Officer

                                     STOKELY AD AGENCY, L.L.C.

                                     By: Lamar Central Outdoor, Inc.
                                     Its: Managing Member

                                     By:   /s/ Keith A. Istre
                                        ----------------------------------------
                                           Keith A. Istre
                                           Vice President-Finance and
                                           Chief Financial Officer

                          Tranche C Term Loan Agreement

                                     JPMORGAN CHASE BANK,
                                      as Administrative Agent

                                     By:   /s/ Joan M. Fitzgibbon
                                        ----------------------------------------
                                       Name: Joan M. Fitzgibbon
                                       Title: Managing Director

            By its signature below, the undersigned hereby consents to the foregoing Tranche C Term Loan Agreement and confirms that the Tranche C Term Loans shall constitute "Guaranteed Obligations" under and as defined in the Holdings Guaranty and Pledge Agreement and shall be entitled to the benefits of the Guarantee and security provided under the Holdings Guaranty and Pledge Agreement.

                                     LAMAR ADVERTISING COMPANY

                                     By:   /s/ Keith A. Istre
                                        ----------------------------------------
                                        Name: Keith A. Istre
                                        Title:   Chief Financial Officer

                          Tranche C Term Loan Agreement

                                                                         ANNEX 1

                            [Form Of Lender Addendum]

                                 LENDER ADDENDUM

            Reference is made to the Tranche C Term Loan Agreement dated as of February 6, 2004 (the "Tranche C Term Loan Agreement") between Lamar Media Corp. (the "Borrower"), the Subsidiary Guarantors named therein, the Tranche C Lenders named therein (the "Tranche C Lenders"), and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"), which Tranche C Term Loan Agreement is being entered into pursuant to
Section 2.01(d) of the Credit Agreement dated as of March 7, 2003 (as amended by Amendment No. 1 dated as of January 28, 2004, the "Credit Agreement") between the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and the Administrative Agent. Terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Tranche C Term Loan Agreement and the Credit Agreement.

            By its signature below, and subject to the acceptance hereof by the Borrower and the Administrative Agent as provided below, the undersigned hereby becomes a Tranche C Lender under the Tranche C Term Loan Agreement, having the Tranche C Term Loan Commitment set forth below opposite its name.

            It is understood and agreed that if the undersigned also holds any Tranche B Term Loans under the Credit Agreement, the undersigned may elect, by notice to the Administrative Agent, that the Tranche C Term Loans required to be made by the undersigned on the Amendment No. 1 Effective Date shall, to the extent of the portion of such Tranche C Term Loans not exceeding the aggregate principal amount of the Tranche B Term Loans of the undersigned (net of any Tranche B Term Loans being concurrently prepaid or concurrently converted into Additional Tranche A Term Loans of the undersigned), be made through such Tranche B Term Loans being converted into Tranche C Term Loans (and each reference in the Tranche C Term Loan Agreement or the Credit Agreement to the "making" of any Tranche C Term Loan, or words of similar import, shall in the case of the undersigned be deemed to include such conversion).

            This Lender Addendum shall be governed by, and construed in accordance with, the law of the State of New York.

            This Lender Addendum may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

                                 Lender Addendum

            IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this __ day of __________, 2004.

Amount of Tranche C                        _____________________________________
  Commitment:                                   [Name of Tranche C Lender]

$ _________________

                                           By: _________________________________
                                               Name:
                                               Title:

Accepted and agreed:

JPMORGAN CHASE BANK, formerly
known as THE CHASE MANHATTAN BANK,
 as Administrative Agent

By: _________________________________
    Name:
    Title:

LAMAR MEDIA CORP.

By: _________________________________
    Name:
    Title:

                                 Lender Addendum

                                                                         ANNEX 2

               [Form of Opinion of Counsel to the Credit Parties]

                                                February 6, 2004

To the Tranche C Lenders
   and the Administrative Agent
   party to the Tranche C
   Term Loan Agreement and
   Credit Agreement referred to below

Ladies and Gentlemen:

            We have acted as counsel to LAMAR ADVERTISING COMPANY ("Holdings"), LAMAR MEDIA CORP. (herein the "Borrower") and the Subsidiary Guarantors, in connection with the Tranche C Term Loan Agreement dated as of February 6, 2004 (the "Tranche C Term Loan Agreement") between Lamar Media Corp. (the "Borrower"), the Subsidiary Guarantors named therein, the Tranche C Lenders party thereto (the "Tranche C Lenders") and JPMorgan Chase Bank (the "Administrative Agent"), which Tranche C Term Loan Agreement is being entered into pursuant to Section 2.01(d) of the Credit Agreement dated as of March 7, 2003 (as amended by Amendment No. 1 dated as of January 28, 2004, the "Credit Agreement") between the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and the Administrative Agent. Terms defined in the Tranche C Term Loan Agreement and in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to clause (b) of Article IV of the Tranche C Term Loan Agreement.

            In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

            (a)   the Tranche C Term Loan Agreement;

            (b)   the Credit Agreement;

            (c)   Amendment No. 1 to the Credit Agreement; and

            (d) such records of the Credit Parties and such other documents as we have deemed necessary as a basis for the opinions expressed below.

                  Form of Opinion of Counsel to Credit Parties

The agreements, instruments and other documents referred to in the foregoing lettered clauses are collectively referred to as the "Credit Documents".

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements or certificates of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates and/or opinions of appropriate representatives of the Credit Parties.

            In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Credit Parties):

            (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

            (ii)  all signatories to such documents have been duly authorized;

            (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents; and

            (iv) the Tranche C Term Loan Agreement has become effective in accordance with the provisions of Section 5.02 thereof.

            References to "our knowledge" or equivalent words means the actual knowledge of the lawyers in this firm responsible for preparing this opinion after such inquiry as they deemed appropriate, including inquiry of such other lawyers in the firm and review of such files of the firm as they have identified as being reasonably likely to have or contain information not otherwise known to them needed to support the opinions set forth below. References to "after due inquiry" or equivalent words means after inquiry of the Chief Financial Officer and General Counsel of Holdings, and of lawyers in the firm reasonably likely to have knowledge of the matter to which such reference relates.

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

            1. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is a corporation duly organized,

                  Form of Opinion of Counsel to Credit Parties validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Borrower is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the state indicated opposite its name in Schedule 4.14 to the Credit Agreement.

            2. Each Credit Party has all requisite corporate or other power to execute and deliver, and to perform its obligations under, the Credit Documents to which it is a party.

            3. The execution, delivery and performance by each Credit Party of each Credit Document to which it is a party have been duly authorized by all necessary corporate or other action on the part of such Credit Party.

            4. Each Credit Document has been duly executed and delivered by each Credit Party party thereto.

            5. Under Louisiana conflict of laws principles, the stated choice of New York law to govern the Credit Documents will be honored by the courts of the State of Louisiana and the Credit Documents will be construed in accordance with, and will be treated as being governed by, the law of the State of New York, except to the extent the result obtained from applying New York law would be contrary to the public policy of the State of Louisiana, provided, however, that we have no knowledge of any Louisiana public policy interest which could reasonably be expected to result in the application of Louisiana law to the Credit Documents. However, if the Credit Documents were stated to be governed by and construed in accordance with the law of the State of Louisiana, or if a Louisiana court were to apply the law of the State of Louisiana to the Credit Documents, each Credit Document would nevertheless constitute the legal, valid and binding obligation of each Credit Party party thereto, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the corresponding discretion of the court before which the proceedings may be brought, including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and
      (b) concepts of materiality, reasonableness, good faith and fair dealing.

            6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of Louisiana is required on the part of any Credit Party for the execution, delivery or performance by any Credit Party of any of the Credit Documents or for the borrowings by the Borrower under the Credit Agreement.

                  Form of Opinion of Counsel to Credit Parties

            7. The execution, delivery and performance by each Credit Party of, and the consummation by each Credit Party of the transactions contemplated by, the Credit Documents to which such Credit Party is a party do not and will not (a) violate any provision of the charter or by-laws of any Credit Party, (b) violate any applicable Louisiana or federal law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Credit Parties or any of their respective Subsidiaries of which we have knowledge (after due inquiry) or (d) based on an opinion of the General Counsel of the Borrower, result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge (after due inquiry) and to which the Credit Parties or any of their respective Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any property of any Credit Party pursuant to, the terms of any such agreement or instrument.

            8. Except as set forth in Schedule 4.06 to the Credit Agreement, we have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Credit Parties or any of their respective Subsidiaries or any of their respective properties that, if adversely determined, could have a Material Adverse Effect.

            9. The obligations of the Credit Parties under the Loan Documents constitute Senior Indebtedness (as defined in the Senior Subordinated Notes Indentures) for all purposes of the Senior Subordinated Notes Indentures.

            10. The Credit Agreement and the Tranche C Term Loan Agreement will constitute the "Senior Credit Facility" under and for all purposes of each of the Senior Subordinated Notes Indentures.

            The foregoing opinions are subject to the following comments and qualifications:

            (A) The enforceability of Section 10.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  Form of Opinion of Counsel to Credit Parties

            (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of Louisiana) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.16(d) of the Credit Agreement, (iii) Section 3.06 or
      3.09 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) and (iv) the first sentence of Section 10.09(b) of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents.

            (D) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor (or the enforceability of such obligations) of
      Section 548 of the Bankruptcy Code or any other provision of law relating to fraudulent conveyances, transfers or obligations or of the provisions of the law of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

            (E) The opinions expressed herein as of the date hereof, and except as may otherwise be provided herein, we have no obligation to advise you as to any change in the matters, factual, legal or otherwise, set forth herein after the date of this letter. Without limitation of the foregoing, our opinions in paragraphs 9 and 10 are limited to the Loan Documents and Senior Subordinated Notes Indentures as in effect as of the date hereof.

            Partners or Associates of this Firm are members of the Bar of the State of Louisiana and we do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of Louisiana, and we express no opinion as to the laws of any jurisdiction other than those of the United States of America, the State of Louisiana and the General Corporation Law of the State of Delaware.

            At the request of our clients, this opinion letter is, pursuant to Section (b) of Article IV of the Tranche C Term Loan Agreement, provided to you by us in our capacity as counsel to the Credit Parties and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                 Very truly yours,

                  Form of Opinion of Counsel to Credit Parties

                                                                         ANNEX 3

        [Form of Opinion of Special Counsel to the Administrative Agent]

                                                            [Date]

To the Tranche C Lenders
   and the Administrative Agent
   party to the Tranche C
   Term Loan Agreement and
   Credit Agreement referred to below

Ladies and Gentlemen:

            We have acted as special New York counsel to the Administrative Agent under the Tranche C Term Loan Agreement dated as of February 6, 2004 (the "Tranche C Term Loan Agreement") between Lamar Media Corp. (the "Borrower"), the Subsidiary Guarantors named therein, the Tranche C Lenders party thereto (the "Tranche C Lenders") and JPMorgan Chase Bank, as Administrative Agent (the "Administrative Agent"), which Tranche C Term Loan Agreement is being entered into pursuant to Section 2.01(d) of the Credit Agreement dated as of March 7, 2003 (as amended by Amendment No. 1 dated as of January 28, 2004, the "Credit Agreement") between Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and the Administrative Agent. Terms defined in the Tranche C Term Loan Agreement and in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to clause (c) of Article IV of the Tranche C Term Loan Agreement.

            In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

            (a)   the Tranche C Term Loan Agreement;

            (b)   the Credit Agreement;

            (c)   Amendment No. 1 to the Credit Agreement.

The agreements, instruments and other documents referred to in the foregoing lettered clauses are collectively referred to as the "Credit Documents".

            In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.

                       Form of Opinion of Special Counsel

            In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

            (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Credit Parties) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

            (ii)  all signatories to such documents have been duly authorized;

            (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents; and

            (iv) the Tranche C Term Loan Agreement has become effective in accordance with the provisions of Section 5.02 thereof.

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of each Credit Party party thereto, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

            The foregoing opinions are subject to the following comments and qualifications:

            (A) The enforceability of Section 10.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

            (B) Clause (iii) of the second sentence of Section 3.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations (as defined in the Credit Agreement) are materially modified.

            (C) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                       Form of Opinion of Special Counsel

            (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
      York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.16(d) of the Credit Agreement, (iii) Section 3.06 or
      3.09 of the Credit Agreement, (iv) the first sentence of Section 10.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Loan Documents and (v) the waiver of inconvenient forum set forth in Section 10.09(c) with respect to proceedings in the United States District Court for the Southern District of New York.

            (E) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor (or the enforceability of such obligations) of
      Section 548 of the United States Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations or of the provisions of the law of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

            The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

            At the request of our client, this opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your extensions of credit under the Credit Agreement) without our prior written consent.

                                                 Very truly yours,

                       Form of Opinion of Special Counsel